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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                         -------------------------------

               December 19, 2001 (Date of earliest event reported)

                       December 21, 2001 (Date of Report)

                             RADIOSHACK CORPORATION

               (Exact name of registrant as specified in charter)

    Delaware                        1-5571                       75-1047710
 (State or other                  (Commission                   (IRS Employer
 Jurisdiction of                 File Number)                Identification No.)
 Incorporation)

       100 Throckmorton Street, Suite 1800, Fort Worth, Texas           76102
       (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code (817) 415-3700

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Item 5.  OTHER EVENTS

         On December 19, 2001 RadioShack Corporation issued a press release set forth below. The title, first, fourth, fifth, sixth, seventh, eighth, ninth, eleventh and fourteenth paragraphs of that press release set forth below are filed and incorporated herein by reference.

Item 9.  REGULATION FD DISCLOSURE

         The second, third, tenth, twelfth and thirteenth paragraphs of the press release set forth below are not filed but are furnished pursuant to Regulation FD.

FOR IMMEDIATE RELEASE

       RADIOSHACK ANNOUNCES MOVES TO STRENGTHEN AND RESTRUCTURE ASSET BASE

                 Company to Convene Conference Call This Morning

Fort Worth, Texas---December 19, 2001---RadioShack Corporation (NYSE: RSH) reported today that it will recognize charges of approximately $124 million pretax in its fiscal fourth quarter 2001. The move will be made in an effort to strengthen the quality of the Company's assets and enhance its return on invested capital. The components and approximate size of the charges include a loss of $45 million on the sale of a fixed asset; an impairment charge of long-lived assets of $40 million; non-strategic inventory write-downs of approximately $26 million; an $8 million provision related to the closing of 35 underperforming stores; and $5 million in other charges comprised principally of the commercial installation business.

"The cash impact of this write-off is less than $10 million and puts RadioShack squarely on the path to achieve its long-term strategic objective which is to lead the specialty retail category in shareholder return," said Michael D. Newman, chief financial officer of RadioShack Corporation. "These actions better align the Company's assets with operations and merchandise initiatives in order to execute its anchor growth strategy in 2002 and beyond."

The Company's anchor growth strategy is an operating business model refined in 2001 to serve as a roadmap for RadioShack to deliver long-term earnings per share gains of 13% - 15%. It is predicated upon comparatively higher growth rates of its core, anchor businesses: accessories, batteries, and parts; and wireless communications.

RadioShack will recognize a loss of $45 million on the sale of its Charles D. Tandy Center headquarters. The financial impact of the sale will be accretive to

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earnings in 2002. The Company will leaseback the office space until it begins its move into its new headquarters facility, also in downtown Fort Worth, late in 2004. By 2005, the Company expects the move to reduce operating expenses, improve earnings and substantially enhance workplace efficiency.

RadioShack also will incur an impairment charge associated with its RadioShack Installation Services business (a.k.a. AmeriLink). The Company will write-off the majority of its $45 million in goodwill under SFAS 121.

Additionally, RadioShack will take an inventory charge of approximately $26 million which will be included in cost of goods sold primarily for exiting certain non-strategic product categories such as commercial electronic parts, car stereo, security systems and pagers.

The Company will also take an $8 million expense to SG&A primarily for lease obligations and furniture, fixtures and equipment on 35 unprofitable stores slated for early closure. The charges are unusual because the Company does not normally close stores prior to the expiration of leases. This move is consistent with RadioShack's commitment to measuring the performance of its assets, including stores, based on return on invested capital.

Lastly, RadioShack will recognize about $5 million in other restructuring charges. This relates primarily to a strategic decision to exit the Company's unprofitable national commercial installation business. The Company will focus the resources of RadioShack Installation Services primarily on the residential market.

The moves, all totaled, are expected to negatively impact fourth quarter 2001 earnings per share (EPS) by approximately $0.50.

"We view all of these as unusual charges that do not impact our fourth quarter EPS forecast for continuing operations of $0.66," Newman said.

The Company's fourth quarter tax rate is likely to be approximately 61%. The restructuring costs will lower RadioShack's pretax income without lowering its tax-affected income thereby creating the higher rate.

RadioShack will convene a conference call for investors and media today at 9:00 a.m. EST. The dial in number is 719-457-2643, access code 509244. The call will also be available at www.radioshackcorporation.com. Click the audio link. The
                     -----------------------------
call will remain on RadioShack's corporate Web site until December 26, 2001.

RadioShack Corporation is one of the nation's largest and most trusted consumer electronics retailers and offers both on- and off-line shopping convenience. With over 7,300 stores and dealers, RadioShack sells more wireless telephones, telecommunications products and electronic parts and accessories than any other

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retailer. It is estimated that 94 percent of Americans live or work within five minutes of a RadioShack store or dealer. For more information, visit the RadioShack corporate Web site at www.radioshackcorporation.com.
                                 -----------------------------

Statements made in this press release which are forward-looking statements involve risks and uncertainties and are indicated by words such as "anticipation," "enhanced," "expected" and other similar words or phrases. These uncertainties include, but are not limited to, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory environment, and other risks indicated in filings with the Securities and Exchange Commission such as RadioShack's most recent Form 10-K and 10-Q.

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
For further information contact:        Laura Moore,
James M. Grant,
Senior Director, Investor Relations     Senior Vice President,
(817) 415-7833                          Public Relations and Corporate Communications
                                        (817) 415-3300
Or                                      media.relations@radioshack.com
Leah M. King                            ------------------------------
Director, Investor Relations
(817) 415-2909
investor.relations@radioshack.com
---------------------------------

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                            END OF PRESS RELEASE TEXT

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 21st day of December, 2001.

                                      RADIOSHACK CORPORATION
                                            (Registrant)


Date December 21, 2001                /s/ Mark C. Hill
                                      ------------------------------------------
                                      Mark C. Hill
                                      Senior Vice President, Corporate Secretary
                                      and General Counsel